Exhibit 10.12

             Advertising Insertion Agreement (Watson Cable Company)

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                        ADVERTISING INSERTION AGREEMENT

         THIS AGREEMENT made and entered into as of this the 3rd day of May 2000, by and between Avalon Media Group, Inc., a Tennessee Corporation (hereinafter referred to as "AMG") and Watson Cable Company (hereinafter referred to collectively as "Operator").

                              W I T N E S S E T H:

         WHEREAS, Operator owns and operates one or more cable television systems serving Houston County, GA and Bibb Co., GA, and its surrounding communities (hereinafter referred to as the "System")

         WHEREAS, AMG desires to acquire the right to sell advertising time on certain cable television channels on Operator's System.

         NOW THEREFORE, in consideration of the premises and of the exchange of mutual promises, covenants, representations and warranties herein contained, the receipt of which are specifically acknowledged by the parties hereto, said parties intending to be bound thereby, do hereby covenant and agree as follows:

1.       SELL OF ADVERTISING TIME

         Operator hereby agrees with AMG, and by this Agreement does hereby grant to AMG, subject to the terms and conditions hereinafter set forth, the exclusive right to market and sell all advertising time made available to Operator for insertion, and to insert commercials and advertisements on all cable television channels on Operator's System that now or may hereinafter carry the signals set forth on Exhibit A hereto. Operator also agrees and does hereby grant to AMG the right to market, sell and insert commercials on any and all additional cable television channels that carry signals not listed on Exhibit A, but that Operator may hereinafter offer on its System to its subscribers during the term of this Agreement.

2.       EQUIPMENT

         AMG shall install and maintain all equipment necessary to play and insert commercials at the head-end(s) of Operator's System for the purpose of inserting and transmitting advertising messages to Operator's subscribers. Operator will make available at its head-end(s) such space as is reasonably necessary for the installation and operation of such equipment and shall provide access to AMG upon reasonable notice for equipment repairs, maintenance and any other activity necessary to perform the purposes of this Agreement.

3.       INTERRUPTION OF SERVICE

         Any failure, interruption or degradation in transmitting cable programming over the System in which advertising messages have been or may be inserted, either in whole or in part, resulting from technical difficulties or failure of any of Operator's equipment will be promptly brought to the attention of Operator and Operator shall use its reasonable efforts to correct the same as soon as reasonably possible. AMG specifically understands the Operator may deliver some or all of the said programming as part of a tier service or in a scrambled format and agrees that such tiering or scrambling shall not be considered degradation of signal quality as compared to transmission of other System channels. Operator shall not be

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liable to AMG for any failure, interruption or degradation in System programming.

4.       INDEMNITY

         AMG shall indemnify and hold Operator harmless from and against any and all claims, damage or liability, arising out of this Agreement and adjudicated to be caused by AMG, including counsel fees and the cost and expense of any legal action, for (i) libel, slander, invasion of privacy, improper trade practices, illegal competition, infringement of copyright of licenses, or any other wrongful conduct, (ii) any violation of any laws or regulations, federal, state, or local, by AMG including but not limited to resulting from the transmission of material supplied or produced by AMG not withstanding any prior review or approval by Operator of any material inserted by AMG or (iii) any breach of this Agreement by AMG.

         Operator shall indemnify and hold AMG harmless from and against any and all claims, damage or liability, arising out of this Agreement and adjudicated to be caused by Operator, including counsel fees and the cost and expense of any legal action for (i) libel, slander, invasion of privacy, improper trade practices, illegal competition, infringement of copyright of licenses, or any other wrongful conduct, (ii) any violation of any laws or regulations, federal, state, or local, by Operator including but not limited to resulting from the transmission of material supplied or produced by Operator not withstanding any prior review or approval by AMG of any material inserted by AMG or Operator or,
(iii) any breach of this Agreement by Operator.

5.       LICENSES OF OPERATOR

         This Agreement is subject to the terms of all licenses and franchises held by Operator and to all applicable federal, state, and municipal laws, regulations, and decisions, either presently in existence or enacted, made, or enforced hereafter, including the regulations and action of all governmental administrative agencies and commissions having jurisdiction.

6.       LICENSES OF AMG: FORM OF CONTRACT

         (a) AMG agrees that it will obtain any necessary local business licenses required for the sale and insertion of advertisements as described herein and if any other license is required, will promptly obtain same a it may become necessary. AMG represents and warrants that it has or will have the right to utilize for transmission any advertising materials so inserted.

         (b) AMG covenants and agrees that (i) it shall submit to Operator for its approval any form of contract used to sell advertising time on Operator's System to its customers; and (ii) all sales of advertising time shall be made pursuant to such approved form of contract without material modification thereto.

7.       NOTICES

         Any notice or demand under the terms of this Agreement, which must or may be given or made by a party hereto shall be made in writing ad shall be delivered by hand or by certified mail, return receipt requested, addressed to the respective parties as follows:

OPERATOR:         ROBBIE WATSON
                  WATSON CABLE COMPANY
                  1127 LEVERETTE ROAD
                  WARNER ROBINS, GA 31088

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With Copy to:     __________________________

                  __________________________

                  __________________________

                  __________________________


TO AMG:           Avalon Media Group, Inc.
                  5959 Shallowford Road, Suite 4093
                  Chattanooga, TN 37421
                  Attn: Peter P. Waraksa


With Copy to:     __________________________

                  __________________________

                  __________________________

                  __________________________


8.       AMOUNT AND METHOD OF PAYMENT

         (a) For and in consideration of the rights granted to AMG as provided herein, AMG will pay Operator 25% (twenty-five percent) of the gross collected monthly advertising sales' revenues generated in Operator's System. For purposes hereof, "gross collected monthly advertising sales' revenues" shall mean all charges including but not limited to monetary charges and the full retail value of any property, tangible or intangible, traded or exchanged by AMG in lieu of monies received for advertising time.

         (b) Not withstanding the foregoing, sales of advertising time with respect to programming on local channels for which a special fee is paid by Operator to program suppliers to the System shall be subject to separate terms to be agreed upon by AMG and Operator.

         (c) During the term hereof, AMG will supply to Operator reports with respect to sales of advertising avails in Operator's System by the fifteenth day of each month following the month the advertising avails were sold together with it check payable to Operator for the amount due under subparagraph (a) hereof.

         (d) In the event any amount payable to Operator hereunder is not paid when due, said sum shall bear interest at the rate of 1 1/2% per month until such sum is paid. Upon request, Operator may inspect the books and records of AMG pertaining to the sales revenues of Operator's System under this Agreement, at any time during normal business hours at the AMG office designated herein above.

9.       NON-AGENCY

         The parties hereto acknowledge and agree that neither is the agent for the other nor does either have the right to bind the other pursuant to this Agreement with regard to any third parties.

10.      TERM OF AGREEMENT

         This Agreement shall be for a period of five (5) years from the date hereof unless sooner terminated as provided herein.

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         In the event AMG has satisfactorily performed its obligations under this Agreement, AMG may renew this Agreement for an additional one (1) year term upon giving Operator written notice of intent to renew within 30 days of the expiration of the five (50 year period described above.

11.      TERMINATION

         (a) This Agreement may be terminated for cause by Operator by giving thirty (30) days written notice to AMG in the event AMG fails to cure within 30 days from the date of default any of the for cause Termination Events as defined in this paragraph 11.

         (b) Termination Events are defined and limited to the following:

                (1) The filing of a petition for bankruptcy or for reorganization under any state or federal bankruptcy or similar laws with respect to AMG, AMG making an assignment for the benefit of its creditors, the appointment of any receiver, trustee, liquidator or custodian for all or a substantial part of AMG's property, and the same shall not have been vacated within thirty (30) days.

                (2) A breach of the terms of this Agreement by AMG which breach is not cured within thirty (30) days after the occurrence thereof.

                (3) A violation by AMG of any of Operator's franchise agreements.

                (4) AMG's failure to account and remit to Operator within sixty
(60) days after the end of each month, the gross monthly advertising sales payments provided for herein.

12.      ENTIRE AGREEMENT

         This Agreement and the attachments hereto set forth the entire understanding of the parties and any oral or written communications not contained in this Agreement shall have no force or effect. This Agreement may only be modified by written agreement signed by both parties.

13.      REPRESENTATIONS AND WARRANTIES

         (a) AMG hereby represents and warrants to Operator that advertising inserted in the System will not violate any state, federal or local laws or regulations and will be in compliance with all state, federal and local guidelines, if any. AMG further covenants, agrees and warrants to Operator that the advertising inserted in the System pursuant to this Agreement will contain no libelous or slanderous material and will not violate any copyright, right of privacy or literacy or dramatic right of any person or any franchise or other agreement of Operator.

         (b) AMG and Operator hereby represent and warrant to the other that they each have the full right, power and authority to enter into this Agreement and that the same has been duly executed and delivered.

14.      WAIVER

         The waiver of either party of a breach of violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

15.      SUCCESSORS AND ASSIGNS

         The provisions of this Agreement shall be binding upon any assigns or successors in interest except

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that AMG may not assign this Agreement without the written consent of Operator.

16.      SITUS

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

WATSON CABLE COMPANY                            AVALON MEDIA GROUP, INC

BY: /s/ ROBBIE WATSON                           BY: /s/ PETER WARAKSA
    ----------------------------                    ----------------------------
ITS:     VICE PRESIDENT                         ITS:     PRESIDENT
    ----------------------------                    ----------------------------

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                                    EXHIBIT A

1.       ESPN
2.       CNN
3.       TNT
4.       USA
5.       TNN
6.       HEADLINE NEWS
7.       MTV
8.       NICKELODEON
9.       DISCOVERY
10.      SPORTS SOUTH
11.      VHI
12.      A&E
13.      FAMILY
14.      WEATHER
15.      CNBC
16.      LIFETIME
17.      CMT
18.      COMEDY
19.      E!
20.      FX
21.      HGTV
22.      TRAVEL
23.      HISTORY CHANNEL
24.      LEARNING CHANNEL
25.      ANIMAL PLANET
26.      AMERICAN MOVIE CLASSICS
27.      NOSTALGIA CHANNEL
28.      SCI-FI NETWORK
29.      BET
30.      ESPN2
31.      (MISCELLANEOUS REGIONAL SPORTS NETWORKS)
32.      (MISCELLANEOUS RELIGIOUS NETWORKS)
33.      GOLF NETWORK

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